Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 3, 2016, Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Sagent”) entered into a Share Purchase Agreement with Hong Kong King-Friend Pharmaceutical Co., Ltd., a subsidiary of Nanjing King-Friend Pharmaceutical Co., Ltd., (“NKF”) pursuant to which NKF will acquire 100% of the issued and outstanding shares of capital stock of Sagent (China) Pharmaceuticals Co., Ltd. (“SCP”) in exchange for $0.5 million, payable at the closing of the transaction. The transaction was completed on March 22, 2016. As a result of the completion of the transaction, SCP is no longer a subsidiary of the Company.

The following unaudited pro forma condensed consolidated balance sheet presents the Company’s historical financial position without SCP, as if the disposal had been completed on December 31, 2015, and includes adjustments which give effect to the events that are directly attributable to SCP and are factually supportable.

The unaudited pro forma condensed consolidated statement of operations presents the results of the Company’s operations without SCP, as if the disposal had been completed as of January 1, 2015. The unaudited pro forma condensed consolidated statement of operations includes adjustments that are directly attributable to the disposal, are not expected to have a continuing impact on the Company’s consolidated results, and are factually supportable. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial position or results of operations actually would have been had we completed the disposal at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the continuing company.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the following:

•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	Consolidated financial statements of Sagent included in our Annual Report on Form 10-K for the year ended December 31, 2015 and the notes relating thereto.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2015

(In thousands, except per-share data)

	Sagent	Adjustments	(Note)	Pro Forma Consolidated
Net revenue	$318,296	$(839)	3(e)	$317,457
Cost of sales	230,557	(5,401)	3(e)	225,156

Gross profit	87,739	4,562		92,301
Operating expenses:
Product development	29,145	(283)	3(e)	28,862
Selling, general and administrative	49,931	(3,216)	3(e)	46,715
Acquisition-related costs	2,838	(750)	3(f)	2,088
Management transition	5,310	—		5,310
Equity in net income of joint ventures	(2,569)	—		(2,569)

Total operating expenses	84,655	(4,249)		80,406

Impairment of SCP long-lived assets	45,158	(45,158)	3(e)	—
Legal settlement	2,447	—		2,447

Income (loss) from operations	(44,521)	53,969		9,448

Interest income and other income (expense)	(2,790)	1,150	3(e)	(1,640)
Interest expense	(770)	—		(770)

Income (loss) before income taxes	(48,081)	55,119		7,038

Provision for income taxes	(26,199)	30,041	3(g)	3,842

Net income (loss)	$(21,882)	$25,078		$3,196

Net income per common share:
Basic	$(0.67)			$0.10
Diluted	$(0.67)			$0.10
Weighted-average of shares used to compute net income per common share:
Basic	32,439			32,439
Diluted	32,439			32,916

See notes to pro forma financial statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2015

(In thousands, except per-share data)

	Sagent	Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$28,962	$(2,270)	3(a)(1); 3(a)(2)	$26,692
Short-term investments	20,060	—		20,060
Accounts receivable, net of chargebacks and other deductions	51,425	—		51,425
Inventories, net	76,453	—		76,453
Due from related party	2,678	—		2,678
Prepaid assets and other current assets	7,388	—		7,388
Assets held for sale	4,626	(4,626)	3(b)	—

Total current assets	191,592	(6,896)		184,696
Property, plant, and equipment, net	19,761	—		19,761
Investment in joint ventures	7,108	—		7,108
Goodwill	25,184	—		25,184
Intangible assets, net	53,166	—		53,166
Non-current deferred tax assets	50,808	—		50,808
Other assets	2,113	—		2,113

Total assets	$349,732	$(6,896)		$342,836

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$43,703	$—		$43,703
Due to related party	13,754	—		13,754
Accrued profit sharing	7,582	—		7,582
Accrued liabilities	15,706	—		15,706
Liabilities held for sale	2,910	(2,910)	3(c)	—

Total current liabilities	83,655	(2,910)		80,745
Long term liabilities:
Long-term debt	1,623	—		1,623
Deferred income taxes	12,021	—		12,021
Other long-term liabilities	1,340	—		1,340

Total liabilities	98,639	(2,910)		95,729
Stockholders’ equity:
Common stock	328	—		328
Additional paid-in capital	367,235	—		367,235
Accumulated other comprehensive income (loss)	(17,482)	1,522	3(d)(1)	(15,960)
Accumulated retained earnings (deficit)	(98,988)	(5,508)	3(d)(2)	(104,496)

Total stockholders’ equity	251,093	(3,986)		247,107

Total liabilities and stockholders’ equity	$349,732	$(6,896)		$342,836

See notes to pro forma financial statements

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with the regulations of the SEC and are intended to show the effect of the SCP sale on the historical financial statements as if it had been completed on January 1, 2015 for the purposes of the condensed consolidated statement of operations and as of December 31, 2015 for the purposes of the condensed consolidated balance sheet. The pro forma adjustments reflecting the completion of the sale are based upon the assumptions set forth herein.

The unaudited pro forma financial information should be read in conjunction with the underlying financial information from which it was extracted without material adjustment from the audited consolidated financial statements of Sagent Pharmaceuticals, Inc. as of and for the year ended December 31, 2015 included in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 7, 2016.

This unaudited pro forma financial information is not intended to reflect the financial position and results of operations which would have resulted had the SCP divestiture been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

Note 2. Summary of Significant Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by Sagent.

Note 3. Pro Forma Adjustments

(a)	Cash and cash equivalents

1.	An adjustment to eliminate cash on hand at SCP as of December 31, 2015 of $2,770 was made to the unaudited pro forma condensed consolidated balance sheet as of that date. Cash on hand at December 31, 2015 was utilized in the ordinary course of business prior to the closing of the transaction; cash remaining at closing will be transferred to NKF.

2.	Cash and cash equivalents reflects the receipt of proceeds of $500 from the sale of SCP as of December 31, 2015.

(b)	Assets held for sale

An adjustment to eliminate assets held for sale of SCP has been made to the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 to reflect the sale of the entity as of that date, consisting of the following:

Accounts receivable, net	$8
Inventories, net	3,529
Property, plant and equipment, net	500
Other assets	589

Total assets held for sale in the balance sheet	$4,626

(c)	Liabilities held for sale

An adjustment to eliminate liabilities held for sale of SCP has been made to the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 to reflect the sale of the entity as of that date, consisting of the following:

Accounts payable	$722
Accrued liabilities	1,876
Other liabilities	312

Total liabilities held for sale in the balance sheet	$2,910

(d)	Equity

1.	Accumulated other comprehensive income: An adjustment to eliminate the SCP-related currency translation adjustment of $1,522 has been made to the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015, reflecting the impact of the disposal of the entity.

2.	Retained earnings: An adjustment to record the loss of $5,508 has been made to the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015, reflecting the elimination of SCP-related activity as of that date.

(e)	SCP statement of operations activity

Adjustments were made to the Statement of Operations for the year ended December 31, 2015 to eliminate the income and expense activity associated with the SCP entity, as included in the table below.

Net revenue	$839
Cost of sales	5,401
Product development	283
Selling, general and administrative	3,216
Impairment of SCP long-lived assets	45,158
Interest income and other income (expense)	(1,150)

(f)	Transaction costs

An adjustment to eliminate transaction costs of $750 incurred to sell SCP has been made to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 because these costs are directly related to the transaction and are non-recurring.

(g)	Provision for income taxes

An adjustment to eliminate the benefit from income taxes for the year ended December 31, 2015 of $30,041 related to the Company’s decision to sell SCP has been made to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015. In connection with the decision to sell SCP in December 2015, we determined that SCP’s capital stock and intercompany loans from our US parent to SCP were impaired. We made tax elections to realize this value through deductions for worthless stock and bad debt.